Exhibit 99.1

Keysight Technologies Reports Fourth Quarter and Fiscal Year 2024 Results

Strong execution drives above guidance results

SANTA ROSA, Calif., November 19, 2024 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the fourth fiscal quarter and fiscal year ended October 31, 2024.
“Keysight executed well and delivered fourth quarter revenue and earnings per share above the high end of guidance under market conditions which remained consistent with our expectations,” said Satish Dhanasekaran, Keysight’s President and CEO. “As we look ahead, the strength of our differentiated portfolio, deep engagement with customers, and the accelerating pace of technology innovation give us confidence in our ability to outperform as markets recover.”

Fourth Quarter Financial Summary
•Revenue was $1.29 billion, compared with $1.31 billion last year.
•GAAP net loss was $73 million, or $0.42 per share, compared with a GAAP net income of $226 million, or $1.28 per share, in the fourth quarter of 2023. This loss reflects a $315 million tax expense related to a new Singapore tax incentive and corresponding decrease in deferred tax assets.
•Non-GAAP net income was $288 million, or $1.65 per share, compared with $352 million, or $1.99 per share in the fourth quarter of 2023.
•Cash flow from operations was $359 million, compared with $378 million last year. Free cash flow was $328 million, compared with $340 million in the fourth quarter of 2023.
•As of October 31, 2024, cash and cash equivalents totaled $1.80 billion.

Fiscal Year 2024 Financial Summary
•Revenue was $4.98 billion, compared with $5.46 billion last year.
•GAAP net income was $0.61 billion, or $3.51 per share, compared with $1.06 billion, or $5.91 per share in fiscal 2023.
•Non-GAAP net income was $1.10 billion, or $6.27 per share, compared with $1.49 billion, or $8.33 per share in fiscal year 2023.
•Cash flow from operations was $1.05 billion, compared with $1.41 billion last year. Free cash flow was $0.91 billion, compared with $1.21 billion in fiscal year 2023.

Reporting Segments
•Communications Solutions Group (CSG)
CSG reported revenue of $894 million in the fourth quarter, flat over last year, reflecting 4 percent growth in commercial communications driven by AI-related investment, while aerospace, defense, and government declined 6 percent versus a record high quarter last year.

•Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $393 million in the fourth quarter, down 6 percent over last year, reflecting ongoing constraint in manufacturing-related customer spending.

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Outlook
Keysight’s first fiscal quarter of 2025 revenue is expected to be in the range of $1.265 billion to $1.285 billion. Non-GAAP earnings per share for the first fiscal quarter of 2025 are expected to be in the range of $1.65 to $1.71. Certain items impacting the GAAP tax rate pertain to future events and are not currently estimable with a reasonable degree of accuracy; therefore, no reconciliation of GAAP earnings per share to non-GAAP has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

Webcast
Keysight’s management will present more details about its fourth quarter and fiscal year 2024 financial results and its first quarter FY2025 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q4 2024 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 833-470-1428 (Toll-Free) or +1 404-975-4839 (Local) and enter passcode 116445. The webcast will remain on the company site for 90 days.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The words "assume," “expect,” “intend,” “will,” “should,” "outlook" and similar expressions, as they relate to the company, are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, predictions, future guidance, projections, beliefs, and expectations about the company’s goals, revenues, financial condition, earnings, and operations that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, impacts of global economic conditions such as inflation or recession, uncertainty relating to the impact of election results in the U.S. and U.K., slowing demand for products or services, volatility in financial markets, reduced access to credit, changes in interest rates; impacts of geopolitical tension and conflict outside of the U.S., export control regulations and compliance; net zero emissions commitments; customer purchasing decisions and timing; and order cancellations.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission on Keysight’s yearly report on Form 10-K for the period ended October 31, 2023, and Keysight’s quarterly report on Form 10-Q for the period ended July 31, 2024.

Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment data are provided on page 5 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:
•Non-GAAP Net Income/Earnings
•Non-GAAP Net Income per share/Earnings per share
•Free Cash Flow
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended October 31, 2024 and fiscal year 2024. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.
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About Keysight Technologies
At Keysight (NYSE: KEYS), we inspire and empower innovators to bring world-changing technologies to life. As an S&P 500 company, we're delivering market-leading design, emulation, and test solutions to help engineers develop and deploy faster, with less risk, throughout the entire product lifecycle. We're a global innovation partner enabling customers in communications, industrial automation, aerospace and defense, automotive, semiconductor, and general electronics markets to accelerate innovation to connect and secure the world. Learn more at Keysight Newsroom and www.keysight.com.

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INVESTOR CONTACT:
Paulenier Sims
+1 707-577-2310
paulenier.sims@keysight.com

MEDIA CONTACT:
Claire Rowberry
+ 1 339-200-9518
claire.rowberry@non.keysight.com

Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended		Year ended
	October 31,		October 31,
	2024	2023	2024	2023

Orders	$1,345	$1,327	$5,033	$5,190

Revenue	$1,287	$1,311	$4,979	$5,464

Costs and expenses:
Cost of products and services	485	467	1,846	1,932
Research and development	233	218	919	882
Selling, general and administrative	343	313	1,395	1,307
Other operating expense (income), net	(4)	(4)	(14)	(15)
Total costs and expenses	1,057	994	4,146	4,106

Income from operations	230	317	833	1,358

Interest income	21	32	81	102
Interest expense	(23)	(20)	(84)	(78)
Other income (expense), net	20	(53)	35	(25)

Income before taxes	248	276	865	1,357

Provision for income taxes	321	50	251	300

Net income (loss)	$(73)	$226	$614	$1,057

Net income (loss) per share:
Basic	$(0.42)	$1.28	$3.53	$5.95
Diluted	$(0.42)	$1.28	$3.51	$5.91

Weighted average shares used in computing net income (loss) per share:
Basic	173	176	174	178
Diluted	173	177	175	179

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	October 31,	October 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$1,796	$2,472
Accounts receivable, net	857	900
Inventory	1,022	985
Other current assets	582	452
Total current assets	4,257	4,809

Property, plant and equipment, net	774	761
Operating lease right-of-use assets	234	226
Goodwill	2,388	1,640
Other intangible assets, net	607	155
Long-term investments	110	81
Long-term deferred tax assets	378	671
Other assets	521	340
Total assets	$9,269	$8,683

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$—	$599
Accounts payable	313	286
Employee compensation and benefits	295	304
Deferred revenue	561	541
Income and other taxes payable	90	90
Operating lease liabilities	43	40
Other accrued liabilities	125	189
Total current liabilities	1,427	2,049

Long-term debt	1,790	1,195
Retirement and post-retirement benefits	72	64
Long-term deferred revenue	206	216
Long-term operating lease liabilities	197	192
Other long-term liabilities	472	313
Total liabilities	4,164	4,029

Stockholders' equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; issued shares: 201 million and 200 million, respectively	2	2
Treasury stock, at cost; 28.4 million shares and 25.4 million shares, respectively	(3,422)	(2,980)
Additional paid-in-capital	2,664	2,487
Retained earnings	6,225	5,611
Accumulated other comprehensive loss	(364)	(466)
Total stockholders' equity	5,105	4,654
Total liabilities and equity	$9,269	$8,683

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Year ended
	October 31,
	2024	2023

Cash flows from operating activities:
Net income	$614	$1,057
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	126	120
Amortization	144	92
Share-based compensation	137	135
Deferred tax expense (benefit)	268	(3)
Excess and obsolete inventory-related charges	35	27
Other non-cash expenses (income), net	(1)	(1)
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable	71	14
Inventory	(49)	(148)
Accounts payable	26	(62)
Employee compensation and benefits	(36)	(43)
Deferred revenue	(12)	61
Income taxes payable	30	(40)
Interest rate swap agreement termination proceeds	—	107
Prepaid assets	14	7
Tax receivables	(202)	(4)
Other assets and liabilities	(113)	89
Net cash provided by operating activities(a)	1,052	1,408

Cash flows from investing activities:
Investments in property, plant and equipment	(154)	(197)
Proceeds from government incentives	7	1
Acquisitions of businesses and intangible assets, net of cash acquired	(681)	(85)
Purchase of investments	(11)	(7)
Others Investing activities	20	—
Net cash used in investing activities	(819)	(288)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	66	67
Payment of taxes related to net share settlement of equity awards	(31)	(49)
Acquisition of non-controlling interests	(458)	—
Treasury stock repurchases, including excise tax payments	(443)	(702)
Proceeds from issuance of long-term debt	599	—
Repayment of debt	(624)	—
Debt issuance costs	(12)	—
Other financing activities	(10)	(3)
Net cash used in financing activities	(913)	(687)

Effect of exchange rate movements	6	(2)

Net increase (decrease) in cash, cash equivalents, and restricted cash	(674)	431
Cash, cash equivalents, and restricted cash at beginning of year	2,488	2,057
Cash, cash equivalents, and restricted cash at end of year	$1,814	$2,488
(a) Cash payments included in operating activities:

Interest payments	$75	$75
Income tax paid, net	$146	$343

KEYSIGHT TECHNOLOGIES, INC.
NET INCOME AND DILUTED EPS RECONCILIATION
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three months ended				Year ended
	October 31,				October 31,
	2024		2023		2024		2023
	Net Income	Diluted EPS (a)	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

Net income (loss), as reported	$(73)	$(0.42)	$226	$1.28	$614	$3.51	$1,057	$5.91
Non-GAAP adjustments:
Amortization of acquisition-related balances	33	0.19	19	0.11	139	0.80	90	0.50
Share-based compensation	27	0.15	25	0.14	145	0.83	136	0.76
Acquisition and integration costs	19	0.11	48	0.27	75	0.43	60	0.34
Restructuring and others	8	0.05	32	0.18	52	0.30	48	0.27
Adjustment for taxes(b)	274	1.57	2	0.01	71	0.40	97	0.55
Non-GAAP Net income	$288	$1.65	$352	$1.99	$1,096	$6.27	$1,488	$8.33

Weighted average shares outstanding - diluted	173		177		175		179

(a) EPS impact on non-GAAP adjustments and non-GAAP net income is based on an adjusted shares outstanding of 174 million for three months ended October 31, 2024.

(b) Q4'24 GAAP net loss reflects a $315 million tax expense related to a new Singapore tax incentive and corresponding decrease in deferred tax assets. For both the three and twelve months ended October 31, 2024, management uses a non-GAAP effective tax rate of 14%. For both the three and twelve months ended October 31, 2023, management uses a non-GAAP effective tax rate of 12%.

Please refer to the last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			Percent
	Q4'24	Q4'23	Inc/(Dec)
Revenue	$894	$891	—%
Gross margin, %	67%	68%
Income from operations	$249	$257
Operating margin, %	28%	29%

Electronic Industrial Solutions Group			Percent
	Q4'24	Q4'23	Inc/(Dec)
Revenue	$393	$420	(6)%
Gross margin, %	58%	61%
Income from operations	$83	$127
Operating margin, %	21%	30%

Segment revenue and income from operations are consistent with the respective non-GAAP financial measures as discussed on last page.

KEYSIGHT TECHNOLOGIES, INC.
FREE CASH FLOW
(In millions)
(Unaudited)
PRELIMINARY

	Three months ended		Year ended
	October 31,		October 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$359	$378	$1,052	$1,408
Adjustments:
Investments in property, plant and equipment	(38)	(39)	(154)	(197)
Proceeds from government incentives	7	1	7	1
Free cash flow	$328	$340	$905	$1,212

Please refer to the last page for details on the use of non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
REVENUE BY END MARKETS
(In millions)
(Unaudited)
PRELIMINARY

			Percent			Percent
	Q4'24	Q4'23	Inc/(Dec)	FY24	FY23	Inc/(Dec)

Aerospace, Defense and Government	$303	$323	(6)%	$1,149	$1,250	(8)%
Commercial Communications	591	568	4%	2,271	2,435	(7)%
Electronic Industrial	393	420	(6)%	1,559	1,779	(12)%
Total Revenue	$1,287	$1,311	(2)%	$4,979	$5,464	(9)%

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Core Revenue is GAAP/non-GAAP revenue (as applicable) excluding the impact of foreign currency changes and revenue associated with material acquisitions or divestitures completed within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Free cash flow includes cash provided by operating activities adjusted for net investments in property, plant & equipment.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:
•Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments. We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.
•Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.
•Restructuring and others: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses.
We also exclude “others”, not normal, recurring, cash operating income/expenses from our non-GAAP financial measures. Such items are evaluated on an individual basis, based on both quantitative and qualitative factors and generally represent items that we do not anticipate occurring as part of our normal business. While not all-inclusive, examples of such items would include net unrealized gains on equity investments still held, significant non-recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual events, gain on sale of assets/divestitures, adjustment attributable to non-controlling interest, etc. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods
•Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the first quarter of fiscal 2025 to the GAAP equivalent.
Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.